P R E S S     R E L E A S E



          RCM TECHNOLOGIES, INC. ANNOUNCES RESULTS FOR TWENTY-SIX WEEKS
                      AND THIRTEEN WEEKS ENDED JULY 2, 2005


August 10, 2005 -- RCM Technologies, Inc. (NNM: RCMT) today announced financial results for the twenty-six weeks and thirteen weeks ended July 2, 2005.

The Company announced revenues of $90.4 million for the twenty-six weeks ended July 2, 2005, up from $86.6 million for the twenty-seven weeks ended July 3, 2004 (same period a year ago). Net income for the twenty-six weeks ended July 2, 2005 was $2.0 million, or $.17 per diluted share, as compared to net income of $1.7 million, or $.14 per diluted share, for the twenty-seven weeks ended July 3, 2004. For the twenty-six weeks ended July 2, 2005, earnings before interest, income taxes, depreciation and amortization, or EBITDA, was $3.8 million, or $.33 per diluted share, as compared to $3.4 million, or $.29 per diluted share, for the same period a year ago.

Revenues were $46.3 million for the thirteen weeks ended July 2, 2005, up from $45.3 million for the fourteen weeks ended July 3, 2004 (same period a year ago). Net income for the thirteen weeks ended July 2, 2005 was $1.2 million, or $.10 per diluted share, as compared to net income of $869,000, or $.07 per diluted share, for the fourteen weeks ended July 3, 2004. For the thirteen weeks ended July 2, 2005, EBITDA was $2.1 million, or $.18 per diluted share, as compared to $1.8 million, or $.15 per diluted share, for the same period a year ago.

Leon Kopyt, Chairman and CEO of RCM, commented: "Revenues and earnings for the second quarter increased at a moderate pace on a sequential and comparable prior year basis signaling an expansion in business activity. We are encouraged by these results and anticipate a more positive trend as we continue to focus on our core businesses and potential new growth opportunities."


About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the design, development and delivery of these solutions to commercial and government sectors for more than 30 years. RCM's offices are located in major metropolitan centers throughout North America. Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, those relating to demand for the Company's services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission.

                                Tables to Follow

                             RCM Technologies, Inc.
                        Consolidated Statements of Income
                                   (Unaudited)
                    (In Thousands, Except Per Share Amounts)

                                                            Twenty-Six Weeks        Twenty-Seven
                                                                  Ended             Weeks Ended
                                                              July 2, 2005          July 3, 2004
                                                            ------------------    -----------------
Revenues                                                              $90,406              $86,622
Gross profit                                                           21,165               20,727
Selling, general and administrative                                    17,335               17,327
Depreciation and amortization                                             528                  600
Other expense                                                             112                  240
Income before income taxes                                              3,190                2,560
Income taxes                                                            1,189                  894
Net income                                                             $2,001               $1,665

Earnings per share (diluted)
  Net income                                                             $.17                 $.14


                                                             Thirteen Weeks        Fourteen Weeks
                                                                  Ended                Ended
                                                              July 2, 2005          July 3, 2004
                                                            ------------------    -----------------
Revenues                                                              $46,324              $45,349
Gross profit                                                           11,057               10,699
Selling, general and administrative                                     8,929                8,891
Depreciation and amortization                                             268                  300
Other income (expense)                                                     15                 (125)
Income before income taxes                                              1,875                1,383
Income taxes                                                              707                  514
Net income                                                             $1,168                 $869

Earnings per share (diluted)
  Net income                                                             $.10                 $.07

                             RCM Technologies, Inc.
                     Summary Consolidated Balance Sheet Data
                                   (Unaudited)
                                 (In Thousands)

                                                              July 2,           January 1,
                                                               2005                2005
                                                          ----------------    ---------------
Cash and equivalents                                               $3,327             $2,402
Accounts receivable                                                42,593             40,536
Working capital                                                    31,712             29,545
Goodwill                                                           35,843             35,843
Total assets                                                      100,777             98,101
Senior debt                                                         5,900              4,900
Total liabilities                                                  28,802             28,156
Stockholders' equity                                              $71,975            $69,945


                             RCM Technologies, Inc.
Reconciliation of EBITDA to Net Income and Cash Provided by Operating Activities
                                   (Unaudited)

As used in this report, EBITDA means earnings before interest income, interest expense, income taxes, depreciation and amortization. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges or income. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although security analysts  frequently  use  EBITDA  in the  evaluation  of  companies,  it is not necessarily comparable to EBITDA of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, nor as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles. The following is a reconciliation of EBITDA to both net income and cash flow (used in) provided by operating activities.


                                                           Twenty-Six Weeks       Twenty-Seven
                                                                Ended             Weeks Ended
                                                            July 2, 2005          July 3, 2004
                                                          ------------------    -----------------
                                                                      (In Thousands)
                                                          ---------------------------------------
EBITDA                                                               $3,827               $3,392
Depreciation and amortization                                          (528)                (600)
Interest expense, net of interest income                               (108)                (233)
Income taxes                                                         (1,190)                (894)
                                                          ------------------    -----------------
Net income                                                           $2,001               $1,665
                                                          ==================    =================

Net income                                                           $2,001               $1,665
Adjustments to reconcile net income to cash
  provided by (used in) operating activities:
    Depreciation and amortization                                       528                  600
    Provision for losses on accounts receivable                         (19)                 (30)
Changes in operating assets and liabilities
    Accounts receivable                                              (2,038)              (1,580)
    Restricted cash                                                    (148)
    Prepaid expenses and other current assets                           317                 (208)
    Accounts payable and accrued expenses                              (776)              (3,054)
    Accrued payroll                                                     372                  912
    Payroll and withheld taxes                                         (328)                 667
    Income taxes payable                                                378                 (136)
                                                          ------------------    -----------------

Cash provided by (used in) operating activities                        $287              ($1,164)
                                                          ==================    =================



                                                          Thirteen Weeks      Fourteen Weeks
                                                               Ended               Ended
                                                           July 2, 2005        July 3, 2004
                                                          ----------------   ------------------
                                                                     (In Thousands)
                                                          -------------------------------------
EBITDA                                                             $2,128               $1,802
Depreciation and amortization                                        (268)                (300)
Interest expense, net of interest income                               15                 (118)
Income taxes                                                         (707)                (515)
                                                          ----------------   ------------------
Net income                                                         $1,168                 $869
                                                          ================   ==================

Net income                                                         $1,168                 $869
Adjustments to reconcile net income to cash
  provided by (used in) operating activities:
    Depreciation and amortization                                     268                  300
    Provision for losses on accounts receivable                       (10)                 (61)
Changes in operating assets and liabilities
    Accounts receivable                                              (808)                (546)
    Restricted cash                                                  (148)
    Prepaid expenses and other current assets                        (219)                (315)
    Accounts payable and accrued expenses                            (437)                (879)
    Accrued payroll                                                 1,777                 (457)
    Payroll and withheld taxes                                        359                  614
    Income taxes payable                                              210                   52
                                                          ----------------   ------------------

Cash provided by (used in) operating activities                    $2,160                ($423)
                                                          ================   ==================


                                                       ####